Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES ANNOUNCES

AGREEMENT TO ACQUIRE THE NATION’S SECOND LARGEST

DEPARTMENT OF VETERANS AFFAIRS

OUTPATIENT CLINIC LOCATED IN LOMA LINDA, CALIFORNIA

~ Largest Easterly Acquisition to Date ~

~ Completed in 2016 and 100% Leased to the VA through May 2036 ~

WASHINGTON, D.C. – March 21, 2017 – Easterly Government Properties, Inc. (NYSE: DEA), a fully integrated real estate investment trust focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, announced today that it has agreed to acquire the Department of Veterans Affairs (VA) Ambulatory Care Center located in Loma Linda, California (VA - Loma Linda). The closing of the acquisition of VA - Loma Linda is subject to the satisfaction of customary closing conditions and is expected to occur in the second quarter of 2017.

VA - Loma Linda, one of the premier assets in the VA health system, is a brand new 327,614 rentable square foot state-of-the-art ambulatory care facility that provides a comprehensive solution for the outpatient needs of U.S. veterans. VA - Loma Linda, the VA’s second largest outpatient facility in the country, sits on a 37-acre site, two miles northeast of the federally-owned Jerry L. Pettis Memorial VA Center, within a metropolitan area including the largest concentration of U.S. veterans in the country. This new LEED Silver build-to-suit construction, completed in 2016, is 100% leased to the U.S. Government through May 2036 for a total initial, non-cancelable lease term of 20 years.

“Easterly has more actively monitored the VA for the past eighteen months as they continue to transform from an older hospital-centered inpatient care infrastructure to this new, state-of-the-art ambulatory care health system. Easterly saw the opportunity to make an entrance into the VA market and has done so with the purchase of this new, Class A build-to-suit facility with an initial 20-year lease,” said William C. Trimble III, Chief Executive Officer of Easterly Government Properties, Inc. “VA - Loma Linda is the face of the VA’s new healthcare infrastructure. We are so pleased to partner with the VA and own this mission-critical building serving a large population of our nation’s veterans.”

The VA is a cabinet-level federal agency responsible for providing vital services to the 22 million U.S. military veterans currently living in the U.S. and an additional 25.7 million family members and dependents eligible for benefits. The VA is America’s largest integrated healthcare system with over 1,700 sites of care, serving 8.97 million veterans annually. The VA employs nearly 350,000 people, all dedicated to providing infrastructure and support to U.S. veterans and their families.

The VA is a service-based organization with a sizeable portion of its annual budget going towards the Veterans Health Administration (VHA). The VHA offers a broad range of primary care, specialized care, and related medical and social support services for veterans in need through the 124,000 health care professionals throughout the VA. The VA, as widely reported, is undergoing a transformation in the design and functionality of its healthcare facilities. The VA is shifting much of its medical treatment from traditional inpatient hospital facilities to state-of-the-art Class A outpatient facilities, often developed and owned by the private sector.

The VA - Loma Linda Ambulatory Care Center, as part of a larger VA Loma Linda Healthcare System, provides a wide range of healthcare services to the approximately 72,000 veterans receiving care through the network. VA - Loma Linda is projected to account for 50% of all VA outpatient visits in the region and offers primary care, women’s healthcare, outpatient mental health services, outpatient physical medicine and rehabilitation, dental, employee health, imaging services and blood draw services. The Loma Linda economy is centered around healthcare and education and is also home to the Loma Linda University Health network. Drawing on the proximity of resources, Loma Linda alone has seven hospitals and medical centers, all within a few miles from one another.

“This large-scale acquisition demonstrates Easterly’s ability to source and underwrite U.S. Government properties in an entirely new and growing vertical of leases backed by the full faith and credit of the U.S. Federal Government,” said Darrell Crate, Chairman of the Board of Easterly Government Properties, Inc. “We continue to build a strong, diverse and differentiated portfolio of Class A properties. With this acquisition, we are delivering scale, growth and accretion to our shareholders.”

The estimated combined purchase price of VA - Loma Linda and the Company’s separate VA - South Bend transaction, also announced today, is estimated to be $260 million.

The Company is raising its guidance for FFO per share on a fully diluted basis for the twelve-month period ending December 31, 2017 to $1.25 - $1.29.

	Low	High
Net income (loss) per share – fully diluted basis	$0.13	0.17
Plus: real estate depreciation and amortization	$1.12	1.12
FFO per share – fully diluted basis	$1.25	1.29

This guidance assumes $350 million of acquisitions in 2017, including the completed acquisition of the OSHA - Sandy laboratory and the pending acquisitions of VA - Loma Linda and VA - South Bend, and does not contemplate any dispositions. This guidance is forward-looking and reflects management’s view of current and future market conditions. The Company’s actual results may differ materially from this guidance.

Non-GAAP Supplemental Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this press release and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. Additional detail can be found in the Company’s most recent annual report on Form 10-K, as well as other documents filed with or furnished to the SEC from time to time.

Funds From Operations (FFO) is defined by NAREIT as net income (loss), calculated in accordance with GAAP, excluding gains or losses from sales of property and impairment losses on depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, or common units, the full vesting of all shares of restricted stock units, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP. Fully diluted basis does not include outstanding LTIP units in the Company’s operating partnership that are subject to performance criteria that have not yet been met.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased primarily through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and FFO per share on a fully diluted basis. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the risk that we may not complete the acquisition of VA - Loma Linda in a timely fashion or at all; risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues; risks associated with ownership and development of real estate; decreased rental rates or increased vacancy rates; loss of key personnel; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to occur at anticipated levels or to yield anticipated results; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on March 2, 2017. In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Vice President, Investor Relations & Operations

IR@easterlyreit.com

202-596-3947